Exhibit 10.6

SECOND AMENDMENT
TO
CIRCOR INTERNATIONAL, INC.
AMENDED AND RESTATED
1999 STOCK OPTION AND INCENTIVE PLAN

WHEREAS, CIRCOR International, Inc. (the “Company”) has established the Amended and Restated 1999 Stock Option and Incentive Plan, as further amended as of January 1, 2005 (the “Plan”);

WHEREAS, the Board desires to amend the Plan to include a net exercise provision for Stock Options, clarify how Awards may be adjusted upon a Sale Event and incorporate by reference any compensation recovery policy that may be adopted by the Company as required by New York Stock Exchange listing standards; and

WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan from time to time.

NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2014 as follows:

1.    Section 3 is hereby retitled “STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION; DISPOSITION”

2.    Section 3.1(a) is hereby amended by adding the following sentence at the end thereof:

“In the event that the Company’s stockholders approve the adoption of the CIRCOR International, Inc. 2014 Stock Option and Incentive Plan, no further Awards shall be granted under the Plan.”

3.    Section 3(c) is amended by replacing the text following the first sentence thereof with the following:

“In connection with a Sale Event, the Administrator may, but shall not be obligated to, take any one or more of the following actions, in each case without the grantee’s consent: (a) cancel Awards for a cash payment equal to their Fair Market Value (as determined in the sole discretion of the Administrator) which, in the case of Options and Stock Appreciation Rights, shall be deemed to be equal to the excess, if any, of the consideration to be paid in connection with the Sale Event to holders of the same number of shares of Stock subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the shares of Stock subject to such Options or Stock Appreciation Rights) over the aggregate exercise price, (b) provide for the issuance of replacement awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Administrator in its sole discretion or (c) take any other action with respect to the Awards the Administrator deems appropriate. For avoidance of doubt, the treatment of Awards upon a Sale Event may vary among Award grantees and types of Awards in the Administrator’s sole discretion.”

4. A new Section 3(e) is added immediately following Section 3(d) to read as follows:

“(e)    Dispositions of Facilities or Operating Units.     If the Company or any of its Subsidiaries closes or disposes of the facility at which a grantee is located or the Company or any of its Subsidiaries diminish or eliminate ownership interests in any operating unit of the Company or a Subsidiary so that such operating unit ceases to be majority owned by the Company or any of its Subsidiaries then, with respect to Awards held by grantees who, subsequent to such event, will not be officers, employees or Non-Employee Directors of the Company or its Subsidiaries, the Administrator may, to the extent consistent with Section 409A, as defined below (if applicable), take any of the actions described in Section 3(c) with respect to a Sale Event. Notwithstanding the foregoing, the Administrator shall not be obligated to accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, though it may do so. If the Administrator takes no special action with respect to the disposition of a facility or an operating unit, then the grantee shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and the terms and conditions of the Award and the other terms and conditions of the Plan shall control.”

5.	The Plan is hereby further amended by adding the following language following the word “agreement” in the first paragraph of Section 5(a)(iv):

“, except that the method described in Section 5(a)(iv)(D) may be used regardless of the provisions of any Option Award agreement”

6.    The Plan is hereby further amended by moving the word “or” from the end of Section 5(a)(iv)(B) to end of Section 5(a)(iv)(C) and adding the following new Section 5(a)(iv)(D):

“(D)    By reducing the number of shares of Stock issuable upon exercise which have a Fair Market Value at the time of exercise equal to the purchase price (a “net exercise”).”

7.	The Plan is hereby further amended by deleting Section 18(f) in its entirety and replacing it with the following:

“(f)    Compensation Recovery Policy. Awards granted under the Plan shall be subject to any compensation recovery policy as may be adopted or amended by the Company from time to time. The Company shall delay the exercise of its rights under this Section for such period as may be required to preserve equity accounting treatment.”

Executed this as of the 12th day of February, 2014 by a duly authorized officer of CIRCOR International, Inc.
CIRCOR INTERNATIONAL, INC.
By: /s/ Rajeev Bhalla
Rajeev Bhalla
Executive Vice President and Chief Financial Officer